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                                                                 EXHIBIT 11



                     THE MAXIM GROUP, INC. AND SUBSIDIARIES


                COMPUTATION OF PRIMARY AND FULLY DILUTED EARNINGS

                     PER COMMON AND COMMON EQUIVALENT SHARE

                  (In Thousands, Except Per Share Information)


                                                               Three Months Ended
                                                              ---------------------
                                                              April 30,   April 30,
                                                              ---------   ---------
                                                                1997        1996
Primary:
    Net earnings applicable to common
      and common equivalent shares                             $ 3,251    $ 1,152
                                                               =======    =======
    Shares:
       Weighted average number of common shares outstanding     16,110     13,325
       Shares issuable from assumed exercise of options            520        286
       Weighted average number of common shares and            -------    -------
         common share equivalents assuming average
         market price for period                                16,630     13,611
                                                               =======    =======

       Primary earnings per common and common
         equivalent share                                      $  0.20    $  0.08
                                                               =======    =======

Fully diluted:
      Net earnings applicable to common
        and common equivalent share                            $ 3,251    $ 1,152
                                                               =======    =======

    Shares:
       Weighted average number of common shares outstanding     16,110     13,325
       Shares issuable from assumed exercise of options            520        301
       Weighted average number of common shares                -------    -------
           and common share equivalents at higher of
           ending or average market price for period            16,630     13,626
                                                               =======    =======
       Fully diluted earnings per common and
         common equivalent share                               $  0.20    $  0.08
                                                               =======    =======




      1. Common equivalent shares represent stock options granted to key employees and directors.